EXHIBIT 10.1

                          INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of July 1, 1997, by and between NORCAL WASTE SYSTEMS, INC., a California corporation (the "Company"), and Gale R. Kaufman ("Indemnitee") (together, the "Parties").

WHEREAS, Indemnitee is a non-employee member of the board of directors of the Company (the "Board of Directors") who has been in the past and is currently engaged as a consultant to the Company;

WHEREAS, the Company desires to provide Indemnitee with the maximum protection permitted by law;

WHEREAS, Indemnitee agreed to serve and remains willing to continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified as herein provided:

NOW, THEREFORE, the Parties hereby agree as follows:

1. Basic Indemnification Arrangement.  Subject to the limitations set forth in
Section 6 and otherwise in this Agreement, the Company hereby agrees to indemnify Indemnitee as follows:

The Company shall indemnify Indemnitee to the fullest extent permitted by law and its articles of incorporation and bylaws in effect on the date hereof, or as such law or articles or bylaws may from time to time be changed as provided below, against Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his behalf in connection with the investigation, defense, settlement or appeal of any Indemnifiable Proceeding (including an Indemnifiable Proceeding brought by or in the right of the Company) if and wherever Indemnitee is a party or a witness, is threatened to be made a party or a witness or is required to produce documents or other evidence with respect to such Indemnifiable Proceeding. With respect to a third party action, unless no longer required by law, Indemnitee's indemnification shall be conditioned upon Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and in the case of a criminal Proceeding the Company having no reasonable cause to believe Indemnitee's acts were unlawful. With respect to a derivative action, unless no longer required by law, Indemnitee's indemnification shall be conditioned on Indemnitee having acted in good faith in a manner believed to be in the best interests of the Company. Further, in the event of a derivative action no indemnification shall be made (i) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders, unless and only to the extent that the court in which such Proceeding is or was pending shall determine that Indemnitee is fairly or reasonable entitled to indemnity for expenses or (ii) in respect of amounts paid in settlement of or otherwise disposing of a threatened or pending action without court approval, or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

If, after the date of this Agreement, a change in any applicable law or the Company's articles of incorporation or bylaws expands the Company's right to indemnify Indemnitee, such change shall be within the purview of the Parties' rights and obligations under this Agreement. If such a change narrows the Company's right to indemnify Indemnitee, such change, to the extent not otherwise required by such law, article or bylaw shall have no effect on this Agreement or the Parties' rights and obligations under it. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 2 and 9 below. The right to indemnification conferred herein shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company as an Agent and shall be enforceable as a contract right.

If Indemnitee is entitled under this Agreement to indemnification by the Company for some or a portion of the Expenses or Liabilities incurred by Indemnitee, but not for the total amount thereof, the Company shall indemnify Indemnitee, pursuant to the procedures set forth in this Agreement, for that portion of the Expenses or Liabilities to which Indemnitee is entitled.

2. Advancement of Expenses. The Company shall advance to Indemnitee from time to time all reasonable Expenses incurred by or on behalf of Indemnitee in connection with an Indemnifiable Proceeding, as soon as practicable but in any event no later than ten (10) business days after the receipt by the Company of a written request for such advancement identifying the incurred Expenses in reasonable detail (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such Expenses). By execution of this Agreement, Indemnitee makes such undertaking as is required by law at the time of such advancement of Expenses with respect to repayment to the Company including, if required, the undertaking to repay such advanced amounts to the Company only if and to the extent that there is a Final Adverse Determination. Indemnitee's obligation to reimburse the Company for any advancement of Expenses shall be unsecured and no interest shall be charged thereon. In the event that the Company shall breach its obligation to advance Expenses, the Parties agree that Indemnitee's remedies available at law would not be adequate and that Indemnitee would be entitled to specific performance.

3. Cooperation by Indemnitee. With respect to any Proceeding as to which Indemnitee seeks indemnification, Indemnitee shall provide the Company with such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

4. Establishment of Trust. In the event of a Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with an Indemnifiable Proceeding, and any and all judgments, fines, penalties and settlement amounts from time to time actually paid or claimed, reasonably anticipated or proposed to be paid by Indemnitee in connection with an Indemnifiable Proceeding. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance within ten (10) business days of a request by Indemnitee any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise and (v) all unexpended funds in such trust shall revert to the Company upon a Final Adverse Determination. The trustee shall be chosen by Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

5. Presumptions and Effect of Certain Proceedings.

(a) Upon making a request for indemnification or advancement of Expenses, Indemnitee shall be presumed to be entitled to such indemnification or advancement of Expenses under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a Final judgment or other Final adjudication adverse to Indemnitee, establish a presumption with regard to any factual matter relevant to determining Indemnitee's rights to indemnification or advancement of Expenses hereunder.

(b) For the purposes of any determination under Section 6 of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee believed to be in the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The provisions of this subsection shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Agreement.

6. Procedure for Determination of Entitlement to Indemnification and Payment Thereof.

(a) The procedures in this Section 6 shall not govern requests for and payments of advancements of Expenses, which requests shall be made by Indemnitee and responded to by the Company pursuant to the provisions of
Section 2 of this Agreement.

(b) Whenever Indemnitee seeks indemnification pursuant to this Agreement (other than advancement of Expenses), Indemnitee shall submit to the Company a written request for indemnification ("Indemnification Request") that shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. Notwithstanding any other provision of this Agreement, no request for indemnification for Liabilities, other than amounts paid in settlement, may be made before a determination thereof in a Proceeding. Indemnitee shall submit the Indemnification Request within a reasonable time, not to exceed two years after any Final judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other termination of the Proceeding with respect to which Indemnitee requested indemnification, whichever is the later date. The Company's Chief Executive Officer or other appropriate officer shall, promptly upon receipt of Indemnitee's request, advise the Board of Directors in writing that Indemnitee has made such request. The determination of Indemnitee's entitlement to indemnification as specified in Section 6(b) hereof shall be made not later than thirty days after the Company's receipt of an Indemnification Request that comports with the requirements of this Section 6(b) ("Proper Indemnification Request").

(c) The determination of whether Indemnitee is entitled to indemnification shall be made, at the Company's sole election, by one of the following (provided that if there is a Change in Control of the Company, Independent Legal Counsel shall make such determination):

(i) a majority vote of the shareholder(s) of the Company, with shares "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act) by the Indemnitee not being entitled to vote; provided, however, that nothing set forth in this Section shall require a "pass-through" vote of the beneficial owners of shares;

(ii) a majority vote of a quorum consisting of Disinterested Directors; or

(iii) Independent Legal Counsel, whose determination shall be made in a written opinion.

(d) Unless a Final Adverse Determination has occurred or a determination has been made pursuant to this Section 6 that Indemnitee is not entitled to indemnification, the Company shall pay Indemnitee the amount sought by any Proper Indemnification Request within thirty days of receipt of such Request.

7. Specific Limitations on Indemnification and Advancement of Expenses. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its Agents or advancing Expenses to them under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification or advancement of Expenses to a court in certain circumstances for a determination of the Company's right under public policy to indemnify or advance Expenses to Indemnitee. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding:

(a) If prior to a Change of Control Indemnitee commenced such Proceeding against the Company or officers or directors of the Company (other than a Proceeding commenced by Indemnitee to enforce Indemnitee's rights under this Agreement), unless Indemnitee's commencing such Proceeding was authorized by the Board of Directors;

(b) To the extent that payment in connection with such Proceeding is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Company or an affiliate otherwise than pursuant to this Agreement. Notwithstanding the availability of insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company;

(c) Provided there has been no Change in Control, for Liabilities in connection with Proceedings settled without the Company's written consent, which consent shall not be unreasonably withheld;

(d) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or similar provisions of any state statutory or common law;

(e) To the extent it would be otherwise prohibited by law, if so established by a Final judgment adverse to Indemnitee or a Final Adverse Determination.

8. Fees and Expenses of Independent Legal Counsel. The Company agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such Counsel be retained to make a determination of Indemnitee's entitlement to indemnification or advancement of Expenses pursuant to Section 6(b) of this Agreement and to fully indemnify such Counsel against any and all expenses and losses incurred by it arising out of or relating to this Agreement or its engagement pursuant hereto.

9. Remedies of Indemnitee.

(a) In the event that (i) a determination pursuant to this Agreement is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not timely made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to file suit in any court in the State of California having subject matter jurisdiction thereof and in which venue is proper seeking determination of Indemnitee's rights under this Agreement.

(b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial proceeding provided in Section 9(a) shall be made de novo and Indemnitee shall not be prejudiced by reason of the determination made pursuant to Section 6.

(c) If a determination that Indemnitee is entitled to indemnification or advancement of Expenses has been made (or deemed to have been made) pursuant to the terms of this Agreement, the Company shall be bound by such determination in the absence of a misrepresentation of a material fact by Indemnitee in connection with such determination.

(d) The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

10. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee whether for Expenses and/or Liabilities, in connection with any Indemnifiable Proceeding under this Agreement, in such proportion as is deemed fair and reasonable in light of all the circumstances of such Indemnifiable Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Indemnifiable Proceeding; and/or (ii) the relative fault of the Company(and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

11. Subrogation. In the event Indemnitee receives any payments under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12. Maintenance of Insurance.

(a) The Company represents that it presently has in place certain policies of directors' and officers' liability insurance. Subject only to the provisions of this Section 12, the Company agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director of the Company or as an Agent of the Company, and thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was serving as a director or Agent of the Company (such periods being hereinafter sometimes referred to as the "Indemnification Period"), the Company will use its best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors' liability insurance providing, in all respects, coverage both in scope and amount which is no less favorable than that presently provided. Notwithstanding the foregoing, the Company shall not be required to maintain said policies of directors' liability insurance if such insurance is not reasonably available or if it is in good faith determined by the then directors of the Company either that:

(i) The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

(ii) The protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

(b) Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Company chooses to continue to maintain any policies of directors' liability insurance during the Indemnification Period, the Company shall maintain similar and equivalent insurance for the benefit of Indemnitee (unless such insurance is less favorable to Indemnitee than the Company's other policies).

13. Notice to Insurers; Payments Irrespective of Insurance. If, at the time of the receipt of a notice from Indemnitee pursuant to Section 16 hereof, the Company has director or other pertinent liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Notwithstanding the fact that the Company may have liability insurance, the Company shall make payments of advances of Expenses to Indemnitee in accordance with Sections 2, 4 and 6 of this Agreement even if the Company has not yet received insurance proceeds with respect to such payments.

14. Period of Limitations. No legal action shall be bought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

15. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

16. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative. Indemnitee shall also notify the Company promptly of any actual or potential Proceeding that is, will or is reasonably likely to become an Indemnifiable Proceeding. Indemnitee's failure to notify the Company will not relieve the Company from any liability it may have to Indemnitee if such omission does not prejudice the Company's rights. If such omission does prejudice the Company's rights, the Company will be relieved from liability only to the extent of such prejudice; and such omission will not relieve the Company from any liability it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense;

(b) The Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee with respect to such Proceeding. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i) the employment of counsel by Indemnitee has been authorized by the Company;

(ii) Indemnitee shall have reasonably concluded that counsel engaged by the Company may not adequately represent Indemnitee; or

(iii) the Company shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Company;

(c) The Company shall not settle any Proceeding in a manner that would prevent Indemnitee from engaging in Indemnitee's usual lawful business, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld); provided, how ever, that the Company may settle a Proceeding without consent of Indemnitee in a manner that would prevent Indemnitee from providing services to the Company, as a Director or otherwise.

17. Notices.   All notices, requests, demands and other communications
hereunder shall be in writing and shall be deemed to have been duly given if
(i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to:

Gale R. Kaufman
c/o Norcal Waste Systems, Inc.
Five Thomas Mellon Circle
San Francisco, CA  94134

(b) If to the Company, to:

Norcal Waste Systems, Inc.
Five Thomas Mellon Circle
San Francisco, CA  94134
Attn:  Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Company's articles of incorporation or bylaws, or any agreements, vote of shareholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

19. No Construction as Employment Agreement. Nothing in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliates.

20. Restricted Payments. Notwithstanding any other provision of this Agreement, the Company will not establish any trusts, acquire any letters of credit, or make any payments under this Agreement if and to the extent such actions would be prohibited by (i) the Indenture dated as of November 21, 1995 among the Company, its Affiliates and IBJ Schroeder Bank & Trust Company, as trustee, (ii) the Revolving Credit Agreement dated as of November 21, 1995 among the Company, its affiliates and First National Bank of Boston or (iii) other credit agreements the Company may enter into in the future.

21. Certain Definitions.

(a) "Agent" shall mean any person who is or was a director, officer, employee, fiduciary or other agent (including a consultant) of the Company or a subsidiary or affiliate of the Company, or any other entity (including, without limitation, a trust, corporation, joint venture, partnership, employee stock ownership plan, other employee benefit plan or other enterprise) either at the request of, for the convenience of, or otherwise to benefit the Company or a subsidiary or affiliate of the Company.

(b) A "Change in Control" shall mean the occurrenceof any of the following:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (which includes a "group," as the terms person and group are used for purposes of
Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) will not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" will mean an acquisition by
(i) an employee benefit plan (or a trust forming a part thereof) maintained by
(A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") or (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined); (ii) The individuals who, as of the date this Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director is approved by a vote of at least two-thirds of the Incumbent Board, such new director will, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual will be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) The consummation of:

(A) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" will mean a merger, consolidation or reorganization of the Company where:

i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation;

iii) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming apart thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 25% or more of the then outstanding Voting Securities, has Beneficial Ownership of 25% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary in which the Company retains at least 80% of the voting securities and the value of ownership interests in such Subsidiary).

(iv) The Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;

(v) Any person (including the Company or any of its subsidiaries, affiliates or employee stock ownership plans) publicly announces an intention to take or to consider taking actions that if consummated would constitute a Change in Control;

(vi) The Company's Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control will occur.

(c) "Disinterested Director" shall mean a director of the Company who is not or was not a party to or otherwise involved in the Proceeding in respect of which indemnification is being sought by Indemnitee.

(d) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Company or any third party) actually and reasonably incurred in connection with a Proceeding (including, but not limited to the investigation, defense, settlement or appeal of a Proceeding) or establishing or enforcing a right to indemnification or advancement of Expenses under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

(e) "Final" with respect to a judgment or other adjudication shall mean that
(i) all rights of appeal have been exhausted or (ii) no appeal was filed and the time for filing or noticing an appeal has expired, whichever event occurs first.

(f) "Final Adverse Determination" shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to
Section 6 hereof and either (i) a Final adjudication pursuant to Section 9(a) hereof shall have denied Indemnitee's right to indemnification hereunder, or
(ii) Indemnitee shall have failed to file suit pursuant to Section 9(a) for a period of 120 days after the determination made pursuant to Section 6 hereof.

(g) "Indemnifiable Proceeding" shall mean any Proceeding that arises from or is in any way associated with (i) a dispute between the Parties with respect to this Agreement or (ii) any event or occurrence related to the fact that Indemnitee is or was an Agent of the Company, or is or was serving at the request of the Company as an Agent of another corporation, partnership, joint venture, employee benefit plan, employee stock ownership plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(h) "Independent Legal Counsel" shall mean a law firm or a member of a firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), that neither is presently nor in the past five years has been retained to represent: (i) the Company or any of its subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancement of Expenses hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification or advancement of Expenses under this Agreement.

(i) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) incurred in any Proceeding, as well as any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement; provided, however, that "Liabilities" shall not include any tax payments pursuant to the Internal Revenue Code Section 4999, any successor to such section, or any similar tax imposed by any state or local government.

(j) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, inquiry investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative.

22. Binding Effect; Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent. In addition, this Agreement will apply to acts or omissions of Indemnitee which occurred prior to the date of this Agreement if Indemnitee was a director or other Agent of the Company or was serving at the request of the Company as an officer, director, employee or Agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

23. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) The validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby;

(b) To the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable;

(c) The Company's obligations under such provision or provisions shall be null and void and Indemnitee shall have no breach of contract or other remedy with respect to the Company's failure to satisfy such provision or provisions.

24. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within the State of California, without regard to conflict of laws rules.

25. Entire Agreement. This Agreement represents the entire agreement between the Parties, and there are no other agreements, contracts or understandings between the Parties with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 17 hereof.

26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Executed as of the 24th day of July, 1997.
NORCAL WASTE SYSTEMS, INC.

/s/Michael J. Sangiacomo
By: Michael J. Sangiacomo
Its: President

INDEMNITEE

/s/Gale Kaufman
Gale Kaufman